UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2010

Jabil Circuit, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14063 (Commission File Number)	38-1886260 (IRS Employer Identification No.)
10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (727) 577-9749
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 3, 2010, the chairman of the board of directors (the “Board”) of Jabil Circuit, Inc. (the “Company”) became informed of the intention of Company director Kathleen A. Walters to not stand for re-election to the Board at the next annual meeting of the Company’s stockholders, currently scheduled for January 20, 2011. On July 5, 2010, Ms. Walters confirmed this intention to the chairman of the Board. Ms. Walters will continue to serve out her current term as a Board member until our next annual meeting of stockholders. Ms. Walters’s decision to not stand for re-election to the Board was based on her increasing responsibilities as the Executive Vice President of the Global Consumer Products Group for Georgia-Pacific LLC and was not based upon any disagreement with the Company on any matter relating to the Company’s operations, policies or practices as contemplated by Item 5.02(a) of Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)
July 9, 2010	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander,
Chief Financial Officer